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                              EXHIBIT 23.2


                  CONSENT OF COOPERS & LYBRAND, L.L.P.


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 18, 1995, on our audits of the consolidated financial statements of Progress Financial Corporation and Subsidiaries.

/s/ Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 20, 1995